EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Vanessa A. Wittman hereby constitutes and appoints David Freedman and Zachary C. Green, Esq., or any one of them, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-1 (File No. 333-148097) of INFONXX, Inc., including post-effective amendments, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed below by Vanessa A. Wittman in the capacity listed on the 28th day of March, 2008.

Signature	Title
/s/ Vanessa A. Wittman	Director
Vanessa A. Wittman